EXHIBIT 10.10




                               SUBLEASE AGREEMENT



                                     BETWEEN

                                   TEXACO INC.

                                   (SUBLESSOR)



                                       AND



                                APOLLO GOLD, INC.

                                   (SUBLESSEE)


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                                    SUBLEASE

1.     PREMISES
2.     TERM AND USE
3.     BASE RENT
4.     OCCUPANCY DATES
5.     EARLY OCCUPANCY
6.     ADDITIONAL CHARGES
7.     ADDITIONAL RENT
8.     BUILDING SECURITY
9.     RENOVATION IMPROVEMENT WORK
10.    SECURITY DEPOSIT
11.    PARKING
12.    LEGAL USE, REGULATIONS AND VIOLATION OF INSURANCE COVERAGE
13.    SAFETY AND LIMITATION OF EQUIPMENT
14.    ACCEPTANCE OF PREMISES
15.    SERVICES
16.    MAINTENANCE, ALTERATIONS, ADDITIONS OR IMPROVEMENTS
17.    ASSIGNMENT OR SUBLETTING
18.    RE-ENTRY AND REPAIRS
19.    DEFAULT BY SUBLESSEE
20.    CONDEMNATION
21.    SUBORDINATION
22.    SUBLESSEE'S ASSUMPTION OF RISK OF LIABILITIES
23.    INDEMNIFICATION
24.    NO RIGHT TO LIEN, MORTGAGE OR  ENCUMBER
25.    NO REPRESENTATIONS OR WARRANTIES
26.    TERMS OF ESSENCE
27.    WAIVER
28.    NOTICE
29.    ENTIRE AGREEMENT
30.    AMENDMENT
31.    COUNTERPART EXECUTION
32.    ACCEPTANCE OF AGREEMENT
33.    SEVERABILITY
34.    GOVERNING LAW
35.    EXPENSES
36.    RULES OF CONSTRUCTION
37.    CONFLICT
38.    TERMINATION
39.    BROKER
40.    SIGNAGE AND DIRECTORIES
41.    ARBITRATION
42.    NO CONFLICTS OF INTEREST


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EXHIBIT A - SUBLEASE  AGREEMENT
EXHIBIT B - LEASE  AGREEMENTS  (the  Lease)
EXHIBIT C - PREMISES  FLOOR  PLATS
EXHIBIT D - CONSTRUCTION  SPACE  PLAN
EXHIBIT E - RULES  AND  REGULATIONS


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                               SUBLEASE AGREEMENT
                               ------------------

     THIS SUBLEASE AGREEMENT entered into this 18th day of July of 2002, between Texaco Inc., a Delaware corporation, hereinafter referred to as "Sublessor" and Apollo Gold, Inc., a Delaware corporation, hereinafter referred to as "Sublessee",

     WHEREAS by means of a Lease Agreement dated December 15, 1983, and the Termination Agreement and Seventh Amendment to Lease dated February 1, 1995 (hereinafter collectively referred to as "the Lease") which are attached hereto as Exhibit B, entered into between Sublessor and DENTEX ASSOCIATES, Sublessor has leased the premises (as hereinafter defined) and certain portions of the Building (as hereinafter defined),

     WHEREAS DENTEX ASSOCIATES sold the property and assigned and transferred the Lease to BEDFORD PROPERTY INVESTORS, INC. ("Landlord") effective May 27, 1998,

     WHEREAS the Landlord has consented to this Sublease Agreement as evidenced by Landlord's Consent To Sublease, attached hereto as Exhibit A, and

     WHEREAS Sublessee wishes to sublease the Premises (as hereinafter defined) from Sublessor under the terms and conditions provided for herein.

     NOW THEREFORE the parties hereby agree as follows:


                                   WITNESSETH:

     1. PREMISES: In consideration of the rent hereinafter set forth to be paid by the Sublessee to the Sublessor, as and when due, and the further consideration of the terms, conditions, covenants and agreements of this Sublease Agreement to be kept and performed by the Sublessee, the Sublessor does hereby sublease unto the Sublessee, and the Sublessee does hereby sublease from the Sublessor an area consisting of a portion of the 7th floor totaling 4,953 rentable square feet of the Texaco Building located at 4601 DTC Boulevard ("the Building"), in the City and County of Denver, Colorado (the "Premises"), together with the right to use the common building's areas and facilities. The location of the Texaco Building is more accurately described in Exhibit A of the Lease, attached hereto as Exhibit B. The Premises subject to this Sublease are identified with the floor plat identified in Exhibit C, also attached hereto. Both Exhibit A of Exhibit B and Exhibit C are incorporated herein by reference for purposes of description.

     2. TERM AND USE: This Sublease is for a 29 month term to commence on September 1, 2002, (hereinafter called the "Commencement Date") and shall end on the 31st day of January, 2005, "Sublease Term", unless sooner terminated as hereinafter provided, and shall be used for no other purpose(s) than general office use without the written consent of the Sublessor first had and obtained.


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     3.   BASE RENT:

(a) Sublessee shall pay to Sublessor rent (hereinafter called "Base Rent") in accordance with the following schedule:

          Month  1:$0.00  per  rentable square foot annually ($0.00 per month)

          Month 2-29: $10.50 per rentable square foot annually ($4,338.88 per month)

     payable in advance, without demand, on the first day of each and every calendar month during the term without deduction of setoffs. The first month's rent is due and payable upon execution of this Sublease Agreement.

(b) The Base Rent shall be paid to Sublessor in legal tender of the United States of America to Sublessor at Chevron/Texaco Business and Real Estate Services, P.O. Box 297864, Houston, Texas 77297, or at such other place as Sublessor may from time to time designate by notice in writing.

     4. OCCUPANCY DATES: Sublessee may occupy the space in accordance with the following schedule:

               September  1,  2002  -  January  31,  2005

However, Sublessee shall have the right to enter the Premises upon execution of this Sublease Agreement by both Sublessee and Sublessor, and the consent by Landlord without early occupancy charge for the purpose of completing tenant improvements and telecommunications cabling and equipment.

     5. EARLY OCCUPANCY: In the event Sublessee wishes to occupy any of the Premises in advance of the dates outlined in Article 4, the rental rate for the early occupancy period will be prorated to the number of days the premises is occupied and the portion of the premises occupied versus the normal monthly rental rate of $4,333.88.

     6. ADDITIONAL CHARGES: The Sublessee further covenants that if any charges are incurred by the Sublessee by reason of the Sublessor furnishing any services, or by reason of the Sublessor furnishing any work or materials upon the Premises, upon order of the Sublessee, those charges shall be considered as rent due upon the furnishing of such services, labor or materials and shall be collectible as rent upon demand of the Sublessor, and the charges therefore shall become a part of any lien for rent due or unpaid that may be asserted hereunder by the Sublessor.

     7. ADDITIONAL RENT: In addition to the Base Rent, Sublessee shall pay an additional rental ("Additional Rental") for each "Escalation Year" (as hereinafter defined) the "Sublessee's Share" (as hereinafter defined) of the increase, if any, in the tax and operating expenses over the "Operating Expense Base" (as hereinafter defined). Such Additional Rental shall be payable by Sublessee to Sublessor at the same time and in the same manner as the Sublessor is required to make payments of Additional Rent to the Landlord pursuant to the Lease.

For purposes of the Sublease, the term "Escalation Year" shall mean each calendar year, after the 2002 base year falling, in whole or in part, within the terms of the Sublease. If the term of this Sublease terminates or expires on a date other than December 31, the Additional Rental for the pertinent Escalation Year shall be prorated based upon the number of days in such Escalation Year in which this Sublease terminates or expires.

The term "Operating Expense Base" shall mean the amount of tax and operating expense incurred in the year 20002. The term "Sublessee's Share" is 2.09% which is determined by dividing the number of rentable square feet in the Premises 4,953 by the number of rentable square feet in the Building (237,055). In the event of any change in the area of the Premises or the Building or in the event Sublessee is entitled to a rent abatement hereunder as to all or any portion of the Premises, Sublessee's Share shall be adjusted to reflect such change or event on a prorated, daily basis.

In determining operating expenses, if, on average less than 95% of the rentable square footage of the Building is occupied during any calendar year, the amount to be included for the variable cost portion of operating expenses shall be the gross variable costs included with operating expenses, reasonably adjusted to total the amount of such variable costs which would have been incurred had, on average, 95% of the rentable square footage of the Building been occupied during such calendar year. If operating expenses are so adjusted for any calendar year, in the escalation statement for such year delivered to Sublessee, Sublessor shall note such fact and shall specify in reasonable detail the types of variable costs so adjusted and the method of calculation of such adjustment. The amount of such adjustment shall not exceed 10% per annum.

     8. BUILDING SECURITY: In accordance with terms in the Lease, a security guard is on site 24 hours per day seven days per week to monitor the parking area and individual floors in the Building. A proximity card reader system is currently in place to provide entry access into the Premises as well as after hours access to the exterior doors of the Building. Sublessor is willing to cooperate with Sublessee in any attempts to utilize the existing hardware installed on Premises entry doors and the Building's exterior doors to create an independent system for Sublessee. Sublessee would be responsible for all costs and expenses required to modify, monitor and maintain the new independent system.

     9. RENOVATION IMPROVEMENT WORK: Sublessee acknowledges that it is accepting the Premises, including common areas on the 7th floor, in its present "as is" condition and that neither the Landlord nor Sublessor shall have any obligations to make any renovations or improvements to the Premises or the floor common areas. Sublessor shall, however, construct Sublessee's entrance and demising walls and provide a copper water line and prior to delivery of the Premises cause the Premises and floor common areas to be reasonably clean. Sublessee shall perform all necessary additional tenant improvements or alteration work, including but not limited to, architectural, construction and engineering services, and permit fees at its sole cost and expense in accordance with the terms of the Lease, and subject to approval and consent of Landlord and Sublessor, which consent shall not be unreasonably withheld or delayed by


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Sublessor. Any ADA or fire code issues within the Premises shall be at
Sublessee's expense. Sublessor or Landlord shall be responsible for any ADA or fire code issues in the Building's common areas as per the Lease document. Any renovation work in and around the Premises shall be performed as set forth below:

     (a) TENANT IMPROVEMENT PLANS: Sublessee shall provide Sublessor detailed plans for any proposed tenant improvement or alteration work within the Premises for review and approval by Landlord and Sublessor. Sublessor shall have five (5) business days from its receipt of Sublessee's plans and specifications to approve or disapprove same. This Sublease is also subject to and contingent upon the Sublessor obtaining the written approval of the Landlord as to the Sublessee's plans and specifications for the Tenant Improvement Work to the extent required under the Lease, as hereinafter defined. Sublessor hereby approves the plans and specifications for Tenant Improvement Work attached to this Sublease Agreement as Exhibit D and incorporated herein by this reference.

     (b)  TENANT IMPROVEMENT WORK:

          (i) The Sublessee shall be responsible for the management and supervision of the performance of the Tenant Improvement Work. Notwithstanding the foregoing, Sublessee agrees that the contractor selected to do the Tenant Improvement Work and the contract, or contracts, covering the Tenant Improvement Work shall be required to complete an American Institute of Architects Contractor Qualification Form (form A305) and that said contractor shall be approved by Landlord and Sublessor, which approval shall not be unreasonably withheld. Sublessee warrants that all work to be performed on the Premises by, through or under Sublessee, shall comply with all applicable laws, regulations, codes, and ordinances.

          (ii) In order to prevent interference with the operations of the Sublessor or other building tenants ("other tenants") and to allow them their rightful quiet enjoyment of the Building, any Tenant Improvement Work that may, in Sublessor's reasonable discretion, interfere with Sublessor's operations, or with the operations of other tenants, including but not limited to excessive noise and/or vibration, shall, to the extent possible, be performed before or after normal business hours. Moreover, any shutdowns of utilities in the Building, other than solely in the Premises, must be performed in a manner that ensures that Sublessor's operations, and the operations of other tenants, will not be adversely impacted. As such, Sublessee must obtain the prior approval of Sublessor of any shutdown of utilities outside the Premises. Any shutdown of utilities which interfere with the operations of Sublessor, or the operations of other tenants, shall be scheduled during other than their normal business hours of 7:15 a.m. - 4:15 p.m. Monday - Friday. Sublessee agrees to use reasonable efforts to minimize any interference to the business operations of Sublessor and other tenants caused by the performance of the Tenant Improvement Work. Sublessee shall be responsible for obtaining the Certificate of Occupancy of which a copy is to be forwarded to Sublessor prior to actual occupancy.

     10.  SECURITY DEPOSIT:

     (a) Upon execution of this Sublease Agreement, Sublessee shall pay Sublessor the sum of $4,333.88, equivalent to one months' rent, as security for the faithful performance and observance by the Sublessee, of the terms, provisions and conditions of this Sublease Agreement. It is agreed that in the event the Sublessee defaults in respect to any of the terms, provisions and conditions of this Sublease Agreement, including but not limited to the payment of Base Rent and Additional Charges, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent or any other sum as to which Sublessee is in default, or for any reasonable sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease Agreement, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings, or other re-entry by Sublessor.

     (b) In the event Sublessee has fully and faithfully complied with all of the terms, provisions, covenants and conditions of this Sublease Agreement as of December 31, 2004, the security deposit, $4,333.18, shall be credited to Sublessee, without interest, to cover the January, 2005 rental payment for the Premises.

     (c) Sublessee further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Sublessor, nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     (d) In the event of any bankruptcy or other proceeding against the Sublessee, it is agreed that all such security deposit hereunder shall be deemed to be applied by Sublessor to rent, sales tax and other charges due to Sublessor, for the last month of the Sublease Term, and each preceding month, until such security deposit is fully applied. No trust relationship is created herein between Sublessor and Sublessee with respect to the deposit.

     11. PARKING: Sublessor shall provide Sublessee with use of three and one-half (3.5) spaces per 1,000 rentable square feet leased or 17 spaces. Spaces shall be provided in the adjacent parking structure containing 493 spaces and the contiguous surface lot containing 274 spaces. The Landlord has the right to utilize the parking on the first level of the garage. If the Landlord elects to restrict the parking on this level, Sublessee will only be permitted to use the lowest level, second level and roof areas of the garage. Spaces shall be free of charge during the Sublease Term and provided on a first come first serve basis.

In the event additional space in the Building is subleased to other tenants, or if parking in the adjacent parking structure and contiguous surface lot becomes over crowded, in the sole opinion of Sublessor, Sublessor reserves the right, at its option, to specifically designate the location of Sublessee's 17 parking spaces, or to issue parking stickers for all vehicles authorized to park in the contiguous surface lot and adjacent parking structure, or both.

     12.  LEGAL USE, REGULATIONS AND VIOLATION OF INSURANCE COVERAGE:

     The Sublessee (i) will occupy and use the Premises during the term for the purpose above specified and none other; (ii) will not exhibit, sell or offer for sale on the Premises or in the Building, any article or thing whatsoever (except those articles and things permitted under the stated use of the Premises) without the advance written consent of the Sublessor, (iii) will not make or permit any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation; (iv) will not permit smoking in the Premises or the Building; and (v) will obey such other reasonable nondiscriminatory rules and regulations as the Landlord or Sublessor may hereafter adopt and make known to the Sublessee by written notice, which additional rules and regulations do not conflict with the express terms and provisions of this Sublease Agreement. True copies of all written rules and regulations of the Landlord and the Sublessor as in effect on the date of execution of this Sublease Agreement are attached hereto as Exhibit E and incorporated herein by this reference. In addition to all other liabilities for breach of any covenant of this paragraph, the Sublessee shall pay to the Sublessor, an amount equal to the increased costs of insurance or damage. Sublessee waives any claim against Sublessor for any expense or damage resulting from compliance with any of the said rules, regulations, laws or orders.


     13.  SAFETY AND LIMITATION OF EQUIPMENT:

     Sublessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., and to limit, restrict or exclude such equipment as well as other equipment and machinery which in Sublessor's reasonable opinion are unusually noisy or create unusual vibrations, or give off noxious odors, and only those which in the opinion of Sublessor might with reasonable probability do damage to the floors, structure and/or elevators, and may be so modified and used as to avoid noise vibration and noxious odors may be moved into the Building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in the Building or by reason of the existence of the same in the Building shall be paid for by Sublessee.

     14.  ACCEPTANCE OF PREMISES:

     The Sublessee's taking possession shall be conclusive evidence as against the Sublessee that the Premises were in good order and satisfactory condition when the Sublessee took possession. No promise of the Sublessor to alter, remodel, or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Sublessor to the Sublessee, unless the same is contained herein, or made a part hereof and Sublessee will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Sublessor or which may be contained in any circular, prospectus or advertisement relating to the Premises, or otherwise, unless the same is specifically set forth in this Sublease. This Sublease does not grant any rights to light or air over property, except over public streets kept open by public authority.

     15.  SERVICES:

     (a) Heating, ventilation and air conditioning will be provided from 7:00 a.m . to 6:00 p.m., Mondays through Fridays, holidays excepted, as provided under the Lease Subtenant may request and obtain after hours HVAC as provided under the Lease as long as Subtenant pays for same. The rate that Sublessee will charged will be the same rate that would be charged to Sublessor.

     (b) An electrical distribution system and electrical services for the normal operation of the Premises will be provided under the Lease. Sublessee shall bear any extra expense incurred by the Sublessor or Landlord in furnishing electric power in excess of that which is customary and normal for tenants of offices in comparable office buildings and Sublessee shall reimburse the Sublessor within thirty
          (30) days of receipt of invoice.

     (c) Cleaning and janitorial services will be provided by Landlord under the Lease.

     (d) All other services, repair and maintenance required for the operation of the Building will be provided as set forth in the Lease, including without limitation, the services described under Article 5 of the Lease.

     16.  MAINTENANCE, ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

     (a) Sublessee shall keep the Premises in a clean, safe and sanitary condition and shall permit no waste or injury to occur to the Premises, the fixtures therein or the additions, alterations and improvements thereto.

     (b) Sublessee will, at Sublessee's own cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, caused by Sublessee or Sublessee's agents, employees, invitees, or other visitors. If Sublessee fails to make such repairs or replacements promptly, or within thirty (30) days of occurrence, Sublessor may, at its option, make such repairs or replacements, and Sublessee shall repay the cost thereof to Sublessor on demand. Except as provided herein, Sublessee shall not cut, drill into, disfigure, deface or injure any part of the Premises; nor obstruct or permit any obstruction, alteration, addition, improvement, decoration or installation in the Premises, and will not commit or allow any waste or damage to be committed on any portion of the Premises, and shall, at the termination of this Sublease, by lapse of time or otherwise, deliver up said Premises to Sublessor in as good condition as at date of possession by Sublessee, ordinary wear and tear and damage by fire or windstorm alone excepted, and upon such termination of this Sublease, Sublessor shall have the right to reenter and resume possession of the Premises.

     (c)  Except for the pre-approved Tenant Improvement Work approved in
          Section 9(a) of this Sublease Agreement, Sublessee shall make no alterations, decorations, installations, additions, or improvements in or to the Premises without Sublessor's prior written consent which shall not be unreasonably be withheld, and then only by contractors or mechanics approved by Sublessor. All such work, alterations, decorations, installations, additions, or improvements so approved in writing by Sublessor shall be done at Sublessee's sole expense and at such times and in such manner as Sublessor may designate. All alterations, additions, improvements, decorations or installations, including but not limited to, partitions, railings, air conditioning ducts or equipment (except movable furniture and fixtures put in at the expense of Sublessee and removable without defacing or injuring the Building or the Premises), shall become the property of Sublessor at the termination of the term. Except for the pre-approved Tenant Improvement Works approved in Section 9(a) of this Sublease Agreement, Sublessor, however, reserves the option to require Sublessee, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally subleased to Sublessee, reasonable wear and tear excepted. Sublessee agrees to restore the Premises immediately upon the receipt of the said demand in writing at his own cost and expense and agrees in case of his failure to do so that Sublessor may do so collect the cost thereof from Sublessee.

     17. ASSIGNMENT OR SUBLETTING: Without Sublessor's prior written consent, which shall not be unreasonably be withheld or delayed, and except as provided herein, the Sublessee shall not (a) assign or convey this Sublease or any interest under it; (b) allow any transfer hereof or any lien upon the Sublessee's interest by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than the Sublessee. Sublessor may consent to any assignment or subletting but shall not be required to do so, and may require the assignee or Sub-Sublessee to assume in writing, all of the terms and conditions of this Sublease on the part of the Sublessee to be performed. If the Sublessor consents to any assignment or subletting, neither Sublessee or any assignee shall be relieved of any liability hereunder. In connection with any assignment of this Sublease or subletting of all or any portion of the Premises, Sublessee shall pay to Sublessor fifty percent (50%) of the Net Profit, if any, derived from such assignment or subletting, as and when received by Sublessee, as hereinafter provided. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Notwithstanding any assignment or sublease, Sublessee shall remain fully liable and shall not be released from performing any of the terms and conditions of this Sublease Agreement.


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     Notwithstanding the above, Sublessor shall have the right to withhold consent to a sublease or assignment if a prospective subtenant's planned use of the Subleased Premises is not compatible with the uses permitted in this Sublease or the Lease. Additionally, any proposed sublease or assignment by Sublessee shall also be subject to receipt of Landlord's consent.

     18.   RE-ENTRY AND REPAIRS:  The Sublessor and Landlord reserve the right
(a) to have pass keys or card entry access to the Premises at all times; (b) to enter the Premises at all reasonable hours for inspections, repairs, alterations or additions to the Premises or the Building; (c) to exhibit the Premises to others at any time for any purpose whatsoever related to the safety, protection, preservation or improvement of the Building or the Sublessor's interests; (d) to exhibit the Premises to others, without being liable of an eviction or disturbance of the Sublessee's use and possession and without being liable in any manner to the Sublessee, and without any rebate of rent to Sublessee for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned.

     19. DEFAULT BY THE SUBLESSEE: All rights and remedies of the Sublessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy of law.

     (a) If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Sublessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Sublessee insolvent or unable to pay Sublessee's debts, then and in any such event, Sublessor may, if Sublessor so elects, but not otherwise, and with or without notice of such election, and with or without entry or other action by Sublessor, forthwith terminate this Sublease, and, notwithstanding any other provisions of this Sublease, Sublessor shall forthwith and upon such termination be entitled to recover damages in an amount equal to the rent reserved under Articles 3, 6 and 7 of this Sublease for the residue of the stated term hereof.

     (b) If the Sublessee defaults in the payment of rent and such default continues uncured for 10 days after notice of default and demand for performance, or in the prompt and full performance of any provision of this Sublease, or if the leasehold interest of the Sublessee's business or fixtures of Sublessee are levied upon under execution or be attached by process of law, or if the Sublessee makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of the Sublessee, or if the Sublessee abandons the Premises, then and in such event the Sublessor may, if the Sublessor so elects but not otherwise, and after thirty (30) days' written notice thereof to Sublessee, in which Sublessee shall have the right to cure any such default, forthwith terminate this Sublease and the Sublessee's right to possession of the Premises, or terminate only Sublessee's right to possession hereunder. If the Sublessee fails to comply with the notice referenced above, then Sublessor shall be entitled to interest on the past due rent at the lesser of a rate of 18% per annum or the maximum rate of interest then permitted by applicable usury law, from the date of the notice.

     (c) Upon any termination of this Sublease, whether by lapse of time or otherwise, or upon any termination of the Sublessee's right to possession without termination of the Sublease, the Sublessee shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Sublessor, and hereby grants to the Sublessor, full and free license to enter into and upon the Premises in such event with or without process of law and to expel or remove the Sublessee and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Sublessor's rights to rent or any other right given to the Sublessor hereunder or by operation of law. The Sublessee expressly waives the service of any demand for the payment of rent or to re-enter the Premises, except as provided for in Subparagraph (b) of this paragraph.

     (d) If the Sublessee abandons the Premises or otherwise entitles the Sublessor so to elect, and the Sublessor elects to terminate the Sublessee's right to possession only, without terminating the Sublease, the Sublessor may at the Sublessor's option enter into the Premises, remove the Sublessee's signs and other evidences of tenancy, and take and hold possession thereof provided, without such entry and possession terminating this Sublease or releasing the Sublessee, in whole or in part from the Sublessee's obligations to pay the rent hereunder for the full term, and in any such case, the Sublessee shall pay as the same becomes due to the Sublessor a sum equal to the entire amount of the rent reserved under paragraphs 3 and 6 of this Sublease for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Sublease, the Sublessor may, but need not, relet the Premises or any part thereof for the account of the Sublessee to any person, firm or corporation other than the Sublessee for such rent, for such time and upon such terms as the Sublessor in the Sublessor's sole discretion shall determine; and the Sublessor shall not be required to accept any tenant offered by the Sublessee or to observe any instructions given by the Sublessee about such reletting. In any such case, the Sublessor may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by the Sublessor necessary or desirable, and the Sublessee shall, upon demand, pay the cost thereof, together with the Sublessor's expenses of the reletting. If the consideration collected by the Sublessor upon any such reletting for the Sublessee's account is not sufficient to pay monthly the full amount of the rent reserved in this Sublease, together with the costs of repairs, alterations, additions, redecorating and the Sublessor's expenses, the Sublessee shall pay to the Sublessor the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of the Sublessor, the Sublessor at the end of the stated term of the Sublease, shall account for the surplus to the Sublessee, less any amount for such reletting payable to the Landlord under the Lease, if any.

     (e) Sublessee shall pay upon demand all of Sublessor's costs, reasonable charges and expenses, including the fees of counsel, agents and others retained by Sublessor, incurred in enforcing Sublessee's obligations hereunder or incurred by Sublessor in any litigation, negotiation or transaction in which Sublessee causes Sublessor, without Sublessor's fault to become involved or concerned.

     (f) All property of Sublessee not removed from the Premises after the end of the Term, or end of Sublessee's right of possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Sublessee.

     (g) Upon any termination of this Sublease, whether by lapse of time or otherwise, or upon any termination of the Sublessee' right to possession without termination of the Sublease, the Sublessee shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Sublessor, and hereby grants to the Sublessor, full and free license to enter into and upon the Premises in such event with process of law.

     20. CONDEMNATION: In the event the whole or any part of the land or building in which the Premises are located, other than a part not interfering with the maintenance or operation thereof shall be taken or condemned for any public or quasi-public use or purpose, or is taken by private purchase in lieu of condemnation, the Sublessor may at its option terminate this Sublease from the time title to or right to possession shall vest in or be taken for such public or quasi-public use or purpose, and the Sublessor shall be entitled to any and all income, rent, awards or any interest therein whatsoever which may be paid in connection therewith. Rent shall be paid pro rata to the date of termination.

     21. SUBORDINATION: This Sublease is subject to the Lease between Bedford Property Investors, Inc. (Landlord) and Sublessor as may be from time to time amended or modified. This Sublease is also subject to any mortgage or ground or underlying subleases now or hereafter placed upon or affecting the land or Building or Premises. To that effect Sublessee agrees to execute any and all instruments necessary to effect said subordination. The liability of the Sublessor or its assigns under this Sublease shall exist only so long as such person is the Lessee of the subject property under the Lease, and such liability shall not continue or survive after transfer of ownership or termination of the Lease. Notwithstanding the foregoing, (i) Sublessor represents and warrants that, provided that Sublessee is not in default hereunder, Sublessor shall take no action that abridges or defeats Sublessee's right to the quiet enjoyment of the demised Premises during the term hereof; (ii) Sublessor shall take no action which increases Sublessee's obligations or decreases Sublessee's rights hereunder; and (iii) Sublessor shall take all necessary affirmative action to pay the prime Lease Agreement rentals and to render the other performance required of Sublessor under the prime Lease Agreement, under any mortgages or other instruments and agreements affecting the Premises, and under applicable laws as necessary so that Sublessee's rights to quiet enjoyment under this Sublease Agreement are not impaired.

     22. SUBLESSEE'S ASSUMPTION OF RISK OF LIABILITIES: Sublessee assumes the risk of all liabilities it may incur, including but not limited to damage or injury to persons, property, and the conduct of Sublessee's business (and any loss of revenue therefrom), the loss of use or occupancy of the Premises not due to the fault of Sublessor, and the items enumerated below in this paragraph, and waives all claims against Lessor and Sublessor, their respective subsidiaries, affiliates, directors, employees and agents in connection therewith. Lessor and Sublessor, their respective subsidiaries, affiliates, directors, employees and agents shall not be liable for any liabilities incurred by Sublessee, its subsidiaries, affiliates, directors, employees and agents (including, but not limited to, the liabilities described above) arising from or in connection with
(1) the acts or omissions of persons occupying adjoining Premises, persons occupying any part of the Building adjacent to or connected with the Subleased Premises, or lessees or Sublessee in any other part of the Building; (2) any loss, injury, or damage incurred by Sublessee, its subsidiaries, affiliates, directors, employees and agents from acts of theft, burglary, or vandalism committed by either identified or unidentified parties; (3) any injury or damages that my arise from any accident that occurs in front of, in, on, or about the Premises in any area under the control of the Sublessee and (4) any loss, injury, or damage due to the willful or negligent acts of Sublessee, its subsidiaries, affiliates, directors, employees and agents. Nothing in this paragraph exempts Lessor or Sublessor from liability caused solely by their respective negligence, gross negligence or willful misconduct, but Lessor and Sublessor shall not be liable under any circumstances for consequential or punitive damages. Sublessee shall immediately notify Sublessor of any defects in the Premises or the Building of any damage or injury thereto or to persons or property in or about the Premises or the Building.

     23. INDEMNIFICATION: In addition to any other indemnities required of Sublessee hereunder, Sublessee shall jointly and severally indemnify Lessor and Sublessor and their respective subsidiaries, affiliates, directors, employees and agents for, and hold Lessor and Sublessor and their respective subsidiaries, affiliates, directors, employees and agents harmless from any and all liabilities arising from or in connection with: (a) the use and occupancy of the Premises by Sublessee, its subsidiaries, affiliates, directors, employees and agents; (b) the conduct of Sublessee' business.

     24. NO RIGHT TO LIEN, MORTGAGE OR ENCUMBER: Nothing in this Sublease Agreement shall grant or confer unto the Sublessee the right to lien, mortgage or encumber in any way the real property or any improvements thereon nor subject said property to any encumbrance; the Sublessee have no right whatsoever to lien, mortgage or encumber the real property or the improvements thereon; the Sublessee alone shall be liable and responsible for labor or materials furnished to the Premises by order of the Sublessee or their agents or subcontractors and mechanics' liens are expressly prohibited under this Sublease Agreement. In addition, Sublessee shall allow no tax lien or liens, including, but not limited to, Federal tax liens, to be filed against them or the Subleased Premises.

     25. NO REPRESENTATIONS OR WARRANTIES: Except for those that are set forth in this Sublease Agreement, no representations, warranties, or agreements have been made by Sublessor or Sublessee to one another with respect to this Sublease Agreement.

     26. TERMS OF ESSENCE: Every term of this agreement shall be deemed and construed to be of the essence thereof, and any breach shall be deemed and construed to be of the very substance of this agreement. The Parties stipulate that Sublessor may obtain an injunction from any court of competent jurisdiction restraining any threatened breach or any continuing breach of any covenants imposed upon the Sublessee herein and hereby. Said right of injunction shall be cumulative to other remedies mentioned herein by law.

     27. WAIVER: Failure of Sublessor to declare any default immediately upon occurrence thereof or delay in taking any action in correction therewith shall not waive such default, but Sublessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

     28. NOTICE: In every instance where it shall be necessary or desirable for the Sublessor to serve any notice or demand upon the Sublessee, it shall be sufficient (a) to deliver or cause to be delivered to the Sublessee a written or printed copy thereof, or (b) to send a written or printed copy thereof by United States certified mail, postage prepaid, by express mail, or facsimile. All notices or demands shall be signed by or on behalf of the Sublessor, and shall be served on Sublessee, in the manner set forth above, at its offices on the Premises.

     29. ENTIRE AGREEMENT: This Sublease Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings among the parties hereto relating to the subject matter hereof and thereof. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the parties' understanding which have not been incorporated into this Sublease Agreement.

     30. AMENDMENT: This Sublease Agreement may be changed, modified or amended only by subsequent written agreement duly executed by the Sublessor and the Sublessee, and approved or consented to by Landlord.

     31. COUNTERPART EXECUTION: This Sublease Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

     32. ACCEPTANCE OF AGREEMENT: This Sublease Agreement shall not become effective unless and until signed by the Sublessee and delivered to the Sublessor at its offices in Denver, CO, 4601 DTC Boulevard, and there signed and accepted by Sublessor in writing with Landlord's consent.

     33. SEVERABILITY: If any provision of this Sublease Agreement proves to be illegal, invalid, or unenforceable, the remainder of this Sublease Agreement will not be affected by such finding, and in lieu of each provision of this Sublease Agreement that is illegal, invalid, or unenforceable a provision will be added as a part of this Sublease Agreement as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     34. GOVERNING LAW: This Sublease Agreement will be governed by and construed pursuant to the laws of the State of Colorado. The venue of any litigation arising out of this Sublease Agreement shall be Denver County, Colorado.

     35. EXPENSES: In any arbitration, action or proceeding to enforce any provision of this Sublease Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy. If, without fault, either Sublessee or Sublessor is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expenses, including reasonable attorneys' fees and court costs, incurred by it in connection with such litigation.

     36.  RULES OF CONSTRUCTION:

     36.1 GENERAL: Unless the context otherwise requires, (i) "or" is not exclusive; (ii) words in the singular include the plural and words in the plural include the singular; (iii) words in the masculine include the feminine and words in the feminine include the masculine; (iv) any date specified for any action that is not a Business Day means the first Business Day after such date;
(v) a reference to a Person includes its successors and assigns, and (vi) any reference to dollars shall be a reference to United States Dollars.

     36.2 SECTIONS AND SUBSECTIONS: References to Sections and subsections are, unless otherwise specified, to Sections and Subsections of this Sublease Agreement.


     36.3 HEADINGS: The headings of all sections of this Sublease Agreement, including the Table of Contents, are inserted for convenience of reference only and shall not affect the construction or interpretation of this Sublease Agreement.

     37. CONFLICT: In the event of any conflict between the provisions of this Sublease and the Lease, between Sublessor and Bedford Property Investors, Inc., a Maryland corporation (Landlord), the provisions of the Lease shall govern.

     38. TERMINATION: Subject to Sublessee's rights to cure as provided for in 19. DEFAULT BY THE SUBLESSEE, of this Sublease, this Sublease Agreement may be terminated by Sublessor for any of the following reasons by providing Sublessee thirty day's written notice:

          (i)  if Sublessee defaults in the payment of rent;

          (ii) if Sublessee defaults in the prompt and full performance of any provision of this Sublease;

         (iii) if any facts provided by Sublessee to Sublessor and in which the Sublessor relied upon as an inducement for entering into this Sublease Agreement prove to be false;

          (iv) if the certain Lease Agreement referred to in this Sublease Agreement is terminated through no fault or action of Sublessor;

          (v)  if the Sublessee institutes bankruptcy proceedings;

          (vi) involuntary bankruptcy proceedings are instituted against any of the Sublessee in which the Sublessee in question is adjudged bankrupt;

         (vii) if there is an assignment for benefit of creditors of the interest of and of Sublessee under this Sublease Agreement; or

        (viii) if there is an appointment of a receiver for the property or affairs of the Sublessee where the receivership is not vacated within thirty (30) days after the appointment of the receiver.

     39. BROKER: Sublessor shall be responsible for the payment of a real estate brokerage commission to Atlantic Partners per terms of an Exclusive Subleasing Agency Agreement dated October 23, 2001 between Sublessor and Atlantic Partners. Sublessor is represented solely by Atlantic Partners and Sublessee hereby warrants that it is represented by Frederick Ross Company and agrees to indemnify and hold harmless Sublessor from and against the claims of any other agent(s) or brokers other than Atlantic Partners and Frederick Ross Company alleging that Sublessee authorized the claimant to furnish any services or representation in connection with this Sublease Agreement.

     40. SIGNAGE AND DIRECTORIES: Sublessor shall provide space in the existing first floor lobby directory to list Sublessee's location within the Building. Sublessee, at Sublessee's sole cost and expense, shall have the right to use the Building's standard graphics on the entrances to its subleased space.

     41. ARBITRATION: The parties agree to submit to final and binding arbitration any controversy or claim arising out of or relating to this Sublease Agreement or the breach thereof in Denver, Colorado in accordance with the rules of the American Arbitration Association. Judgment by the arbitrator may be entered in any court of any state, province, territory or country having jurisdiction therefor. Nothing herein shall prevent the parties from obtaining injunctive relief from a court of competent jurisdiction under Article 26 above in order to maintain the status quo.

     42. NO CONFLICTS OF INTEREST: Except as expressly provided in this Agreement, neither Sublessee nor Sublessor, nor any employee or agent of either, shall give to or receive from any employee or agent of the other, any gift or entertainment of significant value or any fee, commission or rebate in connection with this Agreement. Any representative authorized by either party may examine the relevant records of the other for the sole purpose of determining compliance herewith.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the dates indicated.


ACCEPTED AND EXECUTED BY SUBLESSOR THIS 9  DAY OF  Aug  , 2002.
                                       ---       ------- ------

TEXACO  INC.

BY:     /S/ Bruce A. Ballenger
        ----------------------------------------
NAME:   Bruce A. Ballenger
        ----------------------------------------
TITLE:  SITE SERVICES MANAGER
ADDRESS:  4601 DTC BOULEVARD, DENVER, COLORADO 80237



ACCEPTED AND EXECUTED BY SUBLESSEE THIS  9th  DAY OF  August  , 2002.
                                        -----        --------- ------

APOLLO  GOLD,  INC.

BY:     /S/ David K. Young
        ----------------------------------------
NAME:     David K. Young
        ----------------------------------------
TITLE:    V.P. Operations
        ----------------------------------------
                    ADDRESS:
                            -----------------------------------------

                          EXHIBIT B - LEASE AGREEMENTS

                            [INTENTIONALLY DELETED]

                        EXHIBIT C - PREMISES FLOOR PLATS

                            [INTENTIONALLY DELETED]

                       EXHIBIT D - CONSTRUCTION SPACE PLAN

       (THE PLAN DATED JULY 25, 2002 PREPARED BY TENANT PLANNING SERVICES)

                        EXHIBIT E - RULES AND REGULATIONS

                                (SEE "THE LEASE")

                           BEDFORD PROPERTY INVESTORS




                               CONSENT TO SUBLEASE

RE:  Building or Complex: 4601 DTC BLVD., DENVER, CO 80237

     Landlord: BEDFORD PROPERTY INVESTORS, INC.

     Tenant: TEXACO INC.

     Premises: 4601 DTC BLVD., DENVER, CO 80237

     Sublet Premises: SUITE 750 (4,953 RSF)

     Date of Master Lease: DECEMBER 15, 1983

     Proposed Subtenant: APOLLO GOLD, INC.

Dear  Tenant:

     Pursuant to the terms of your lease ("Master Lease") covering the above-captioned Premises, as said Master Lease may have been amended to the date hereof, you have requested the Landlord's consent to a sublease (the "Sublease") to the above-captioned Master Lease, a true, correct and complete copy of which Tenant and Subtenant warrant is attached hereto as Exhibit A.
                                                   ---------

     Landlord hereby grants its consent to the Sublease upon the following terms and conditions:

     1. The Sublease is subject and subordinate to the Master Lease and to all of its terms, covenants, provisions and agreements, and to all of the terms and provisions of this Consent to Sublease ("Consent"). Subtenant shall not do or permit anything to be done in or around the Sublet Premises that would violate any provisions of the Master Lease or this Consent. Subtenant and Tenant agree that this Consent is given solely for the purpose of allowing Tenant to sublease the Sublet Premises and to specify the terms and conditions under which Tenant may do so.

     2. The Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease and to the extent of the Sublet Premises. In the event that Subtenant shall fail to abide by the terms of the Master Lease, it shall be deemed a default by Tenant and Subtenant under the Master Lease entitling Landlord to exercise all of its rights and remedies under the Master Lease as against Tenant and Subtenant.

     3.   Neither the Sublease nor this Consent shall:

          a. release or discharge Tenant from any liability, whether past, present or future, under the Master Lease; or

          b. operate to obligate Landlord to any of the terms, covenants or conditions of the Sublease as between Tenant and Subtenant and Landlord shall not be bound thereby; or

          c. be construed as a consent to or approval or ratification of any particular provision of the Sublease, it being agreed that Landlord has not and will not review or pass upon any of the provisions of the Sublease and that Landlord shall not be bound or estopped by any provision contained in the Sublease;

          d. operate to extend the term of the Master Lease beyond its present expiration date, notwithstanding the fact that the Sublease may purport to be for a longer term; or

          e. be construed to modify, waive or affect any of the terms, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of Landlord's rights thereunder, or to enlarge or increase Landlord's obligations thereunder, or to diminish or decrease Tenant's obligations thereunder; or

          f. allow Subtenant to utilize the Sublet Premises for any purpose other than the use allowed under the Master Lease; or

          g. be construed as a consent by us to any further subletting either by Tenant or by the Subtenant or to any assignment by Tenant of the Master Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Tenant and the Subtenant agree that the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party.

     4. In the event of Tenant's default under the provisions of the Master Lease, the rent and any other charges due from the Subtenant under the Sublease (the "Sublease Payments") shall be, at the option of Landlord, deemed assigned to Landlord and Landlord shall have the right, following such default, at any time at Landlord's option, to give written notice of such assignment to the Subtenant. Upon Subtenant's receipt of such notice Subtenant shall make all Sublease Payments due thereafter directly to Landlord, without liability to

Tenant for making such payments to Landlord rather than to the Tenant. Landlord shall credit Tenant with any Sublease Payments received by Landlord under such assignment but the acceptance of any Sublease Payments from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord and Subtenant to such an effect, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements of the Master Lease or this Consent. In the event that Landlord does not elect to have Subtenant attorn to it as specified above, Landlord shall have all rights and remedies as provided under the Master Lease as against Subtenant in the event of any default under the Master Lease, including without limitation the right to regain possession of the Sublet Premises.

     5. Both Tenant and Subtenant shall be liable for the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises. In the event of any default by Tenant or Subtenant in the full performance and observance of their respective obligations under this Consent, such default may, at Landlord's option, be deemed a default under the terms of the Master Lease, entitling Landlord to exercise all rights and remedies contained in the Master Lease with respect to such default, as well as any other rights or remedies available to Landlord under this Consent, at law or in equity, by statute or otherwise, with respect to such default.

     6. The term of the Sublease shall expire and come to an end on its expiration date or any premature termination date thereof, but in any event no later than concurrently with the expiration date of the Master Lease or any premature termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Landlord and Tenant, or by operation of law at Landlord's option in the event of a default by Tenant). In the event of an early termination of the Lease, at Landlord's election in its sole and subjective discretion, the Sublease shall not terminate and shall extend beyond the date of termination of the Lease. In such event, Subtenant shall sign an attornment agreement in a form and content acceptable to Landlord pursuant to which Subtenant confirms that it is thereafter in privity of contract with Landlord and all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the Term of the Sublease.

     7. Tenant hereby warrants that all of the terms and provisions of the Master Lease are in full force and effect and that there are no defaults (or matters that with the passage of time or the giving of notice, or both, would constitute a default) by Landlord or Tenant under the Master Lease. In the event of a conflict between the provisions of the (i) Master Lease and the Sublease, the provisions of the Master Lease shall prevail, and (ii) this Consent and the Master Lease or Sublease, the provisions of this Consent shall prevail.

     8. This Consent is not assignable, nor shall this Consent be a consent to any amendment or modification of the Sublease, without Landlord's prior written consent.

     9. Tenant and Subtenant covenant and agree that, under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant both agree to indemnify, defend and hold Landlord harmless from and against same and against any cost or expense (including, but not limited to, attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

     10. Tenant and Subtenant understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration or work to be or being performed in the Premises, that Landlord's consent must be separately sought if and to the extent provided in the Master Lease.

     11. Tenant agrees to abide by the terms of the Master Lease as the same contemplates a sharing with Landlord of "bonus" or "key" rent received by Tenant in excess of the minimum rent due Landlord under the Master Lease.

     12. Tenant and Subtenant agree that the terms and provisions of the Sublease shall not, without the prior written consent of Landlord, be amended or modified.

     13. This Consent constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and shall not be operative or binding unless and until executed by all parties hereto. This Consent may not be modified, altered, amended or changed except by an agreement in writing signed by all parties hereto. This Consent for all purposes shall be construed in accordance with the laws of the state in which the Premises are located. The terms and provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and to the successors and assigns of Landlord and, to the extent approved in writing by Landlord, the successors and assigns of Tenant and Subtenant.

     The execution of a copy of this Consent by Tenant and the Subtenant shall indicate the joint and several confirmation by Tenant and Subtenant of the foregoing conditions and of Tenant's and Subtenant's agreement to be bound thereby and shall constitute Subtenant's acknowledgement it has received a copy of the Master Lease from Tenant.

Very truly yours,

BEDFORD PROPERTY INVESTORS, INC.,
A MARYLAND CORPORATION


By:        [Signature Illegible]
    -------------------------------------
Its:      COO
    -------------------------------------
Date:     8-22       , 2002
     ----------------

CONFIRMED AND AGREED:

"Tenant"                                            "Subtenant"
TEXACO  INC.                                        Apollo  Gold,  Inc.
By:   Bruce A. Ballenger                       By:           /s/
     --------------------------------             ------------------------------
Name:   Bruce A. Ballenger                     Name:     David K. Young
       -----------------------------                  --------------------------
Title:     Site Services Mgr.                  Title:    V.P. Operations
        ------------------------------               ---------------------------
Date:       8/9/                 , 2002        Date:     August 9th       , 2002
       --------------------------                     --------------------